UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2017

PACIFICORP HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Nevada	47-2055848
(State of incorporation)	(I.R.S. Employer Identification No.)

1375 Lake City Way NE, Seattle WA, 98125
(Address of principal executive offices)

Registrant's telephone number including area code: 1-800-929-3293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation  of the registrant  under  any  of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 29, 2017 the Registrant entered into a Letter of Intent with Affordable Green Washington LLC of Tacoma WA to obtain an exclusive license to market and distribute Affordable Green’s Products in the State of Washington.

 The terms of the Letter of Intent are $50,000 on or before April 30, 2017, $50,000 on or before May 31, 2017 and a balance of $2,000,000 within six months for an aggregate total of $2,100,000. The registrant anticipates entering in to a definitive Licensing Agreement with Affordable Green Washington LLC within the next week, with closing to occur on or before April 30, 2017.

The above mentioned terms, represents a summary of the terms of the Letter of Intent, and the Letter of Intent can be viewed in its entirety as Exhibit 10.1 to this form 8-K and is incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Letter of Intent

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused  this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Pacificorp Holdings, Ltd.

By: /s/ Laurie Stephenson
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Laurie Stephenson, President

Date: April 3, 2017